UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 Or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 13, 2007

House of Taylor Jewelry, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-25377 (Commission File Number)	33-0805583 (IRS employer identification no.)
9200 Sunset Blvd. Suite 425 West Hollywood, California	90069
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(310) 860-2660

 (Registrant’s former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On April 13, 2007, Pauline Schneider announced her resignation as Chief Financial Officer of House of Taylor Jewelry, Inc. (the “Company”), effective upon the day of the filing of the Company’s Form 10-KSB for the year ended December 31, 2006. Ms. Schneider will be available as a consultant thereafter.

(c)

On April 13, 2007, the Company announced that Bob Rankin will assume the position of Chief Financial Officer effective the day after the filing of the Company’s Form 10-KSB for the year ended December 31, 2006.

From 2004 to the present, Mr. Rankin was the Chief Financial Officer of Small World Kids, Inc. (OTC BB: SMWK). From 2001 to 2004 he was a consultant and interim Chief Financial Officer with several companies including Agile Materials & Technologies, Inc., a privately held semiconductor company. He received a Bachelors of Science degree in mechanical engineering in 1974 and a Masters Degree in industrial administration in 1976, both from Carnegie-Mellon University.

Item 9.01    Financial Statements and Exhibits.

On April 13, 2007, House of Taylor Jewelry, Inc. issued a press release announcing that Bob Rankin will succeed Pauline Schneider as Chief Financial Officer effective the day after the filing of the Company’s Form 10-KSB for the year ended December 31, 2006. A copy of that press release is attached to this report as Exhibit 99.1.

 (c) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2007	House of Taylor Jewelry, Inc.
/s/ Pauline Schneider
Pauline Schneider, Chief Financial Officer